UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2023

Clearwater Analytics Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40838	87-1043711
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 W. Main Street
Suite 900
Boise, ID		83702
(Address of Principal Executive Offices)		(Zip Code)
(208) 433-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	CWAN	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On November 30, 2023, Clearwater Analytics Holdings, Inc. (“Clearwater” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, CWAN Holdings, LLC, certain affiliates of Welsh, Carson, Anderson & Stowe, Permira Advisers LLC and Warburg Pincus LLC (collectively, the “Selling Stockholders”) and J.P. Morgan Securities LLC, as the sole underwriter (the “Underwriter”), relating to the public offering of 17,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), by the Selling Stockholders (the “Offering”).
The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, the Selling Stockholders and the Underwriter, as well as termination and other customary provisions.
The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-270350) that became effective under the Securities Act of 1933, as amended, when filed with the United States Securities and Exchange Commission (the “SEC”) on March 8, 2023, a related prospectus supplement dated November 6, 2023 (the “Prospectus Supplement”), and the final prospectus supplement, dated November 30, 2023.
The Company did not sell any Common Stock in the Offering and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders in the Offering. The Offering closes on December 5, 2023.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company, its subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants, and any description thereof alone, may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.
Kirkland & Ellis LLP has issued an opinion, dated December 5, 2023, regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d): The following exhibits are being filed herewith:

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of November 30, 2023, by and among Clearwater Analytics Holdings, Inc., CWAN Holdings, LLC, certain affiliates of Welsh, Carson, Anderson & Stowe, Primera Advisers LLC, Warburg Pincus LLC and J.P. Morgan Securities LLC as sole underwriter

5.1	Opinion of Kirkland & Ellis LLP, dated December 5, 2023
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clearwater Analytics Holdings, Inc.

Date:	December 5, 2023	By:	/s/ Jim Cox

Jim Cox, Chief Financial Officer